SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	33-0795984
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 West Horizon Ridge Parkway, Suite 100, Henderson, Nevada	89012
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐.

If this form relates to the registration a class of securities pursuant to Section 12(g) of the exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒.

Securities Act registration statement file number to which this form relates: 333-119199

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
NONE	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $.001 PER SHARE

(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

For a description of the common stock, par value $.001 per share, of CardioVascular BioTherapeutics, Inc. (the “REGISTRANT”) to be registered hereunder (the “SECURITIES”), reference is made to the information set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 originally filed on September 23, 2004 and declared effective on February 11, 2005, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the Securities to be registered hereunder shall also be deemed to be incorporated by reference herein.

ITEM 2.	EXHIBITS

The following exhibits are filed as part of this registration statement or incorporated herein by reference as indicated below:

Exhibit No.	Exhibit Description

1.	Restated Certificate of Incorporation of the Registrant dated July 22, 2004. (Incorporated by reference to Exhibit 3.1 to the Initial S-1.)

2.	Form of Amended and Restated By-laws of the Registrant, to be effective upon completion of the initial public offering by the Registrant of its Common Stock. (Incorporated by reference to Exhibit 3.3 to the Initial S-1.)

3.	By-Laws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Initial S-1.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CardioVascular BioTherapeutics, INC.

By:	/s/ MICKAEL A. FLAA
Mickael A. Flaa
Vice President and Chief Financial Officer

Date:	February 22, 2005